Exhibit 99.4

PMI Mortgage Insurance Co.

NEWS RELEASE

Investors: Bill Horning (925) 658-6193

Media:     Tom Taggart (925) 658-6511

PMI Mortgage Insurance Co. Announces Waiver Granted By the Arizona Department of Insurance

Action permits continued writing of new mortgage insurance if PMI Mortgage Insurance Co. is not in compliance with Arizona minimum policyholder position

Walnut Creek, CA, February 15, 2010 – The PMI Group, Inc.’s (NYSE: PMI) principal operating subsidiary, PMI Mortgage Insurance Co. (MIC), today announced that the Arizona Department of Insurance (the “Department”), its primary state regulator, exercised discretion to permit MIC to continue writing new mortgage insurance business in the event it falls below Arizona capital requirements. The Department’s waiver remains in effect until December 31, 2011. The Department may withdraw the waiver at any time if the facts and circumstances warrant such action.

The Department issued the waiver following a comprehensive examination of PMI’s operations, financial condition, capital/liquidity position, and its present and future business prospects. In the letter granting the waiver, the Department concluded that MIC currently has sufficient capital and resources to fulfill its current and projected policyholder obligations.

L. Stephen Smith, Chairman and CEO of PMI, said, “the Department’s action reflects the importance for MIC to continue to write new mortgage insurance in support of the U.S. housing recovery, and affirms our view that MIC has the financial resources to pay its policyholder obligations during a very challenging economic environment. PMI’s continued ability to write new mortgage insurance will enable qualified low-down-payment borrowers to purchase a home, fostering sustainable homeownership that strengthens communities across the nation.”

About PMI Mortgage Insurance Co.

PMI Mortgage Insurance Co. (NYSE: PMI), is headquartered in Walnut Creek, CA and provides credit enhancement solutions that expand homeownership while supporting our customers and the communities they serve. Through its wholly and partially owned subsidiaries, PMI offers residential mortgage insurance and credit enhancement products. For more information: www.pmi-us.com.

Cautionary Statement: Statements in this press release that are not historical facts, or that relate to future plans, events or performance are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include our expectation that MIC has the financial resources to pay its policyholder obligations during challenging economic times. Readers are cautioned that forward-looking statements by their nature involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. Many factors could cause actual results and developments to differ materially from those expressed or implied by forward-looking statements. Such factors include, among others:

•	Our expectation that, as a result of continued losses, we will need to raise significant additional capital and/or achieve significant statutory capital relief;

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Potential significant future losses as a result of changes in economic and market conditions, such as decreases in housing demand, mortgage originations or housing values; a further reduction in the liquidity in the capital markets or further contraction of credit markets; further increases in unemployment rates; changes in interest rates or consumer confidence; and/or changes in credit spreads;

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Our expectation that, because our loss reserves are not intended to be an estimate of total future losses, our ultimate actual losses will be higher than, and could substantially exceed, our loss reserve estimates;

•	The risk that our underwriting policies may not anticipate all risks and/or the magnitude of potential loss;

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The risk that we may be required to cease writing new business in some or all states due to our financial condition and/or our inability to maintain minimum regulatory risk-to-capital and policyholders surplus requirements;

o	Some states require a mortgage insurer to immediately cease writing new business if it fails to meet applicable capital adequacy requirements. In other states, including Arizona, the applicable regulator has discretion as to whether the mortgage insurer may continue to write new business. In order to maintain the waiver granted by the Arizona Department and continue to write new business, PMI must adhere to the terms of the waiver, including providing periodic reporting to the Department and submitting proposed underwriting guideline changes and operating plans to the Department for its prior approval. The Department may modify or terminate the waiver at any time. (See the Company’s Current Report on Form 8-K, dated February 10, 2010.) If the Department terminated the waiver and PMI failed to maintain the minimum policyholders position, PMI would likely be required to suspend writing new business in all states. In other states where the regulator has discretion, we cannot predict whether and under what circumstances the regulator might exercise discretion. In certain other states, the applicable insurance regulators interpret their respective states’ statutes to require a mortgage insurer to suspend new business writings in their states if the mortgage insurer fails to meet the applicable capital adequacy requirement of their respective states.

o	We have discussed with certain state insurance regulators their financially hazardous condition regulations applicable to licensed insurance companies and those states’ interpretive positions that we are, or could be, in violation of their respective regulations. None of these states has taken any action against PMI to date. If any of those states or other states having similar regulations were to conclude that PMI was in financially hazardous condition, PMI may be required to cease writing new business in that state.

o	If we are unable to write new mortgage insurance in a limited number of states for the reasons discussed above, we are working on a plan to enable us to write new mortgage insurance in those states out of an existing subsidiary, PMI Mortgage Assurance Co. (“PMAC”). PMAC is licensed to write insurance in all states except Connecticut, Michigan and New York. In several other states, PMAC is applying to revise the line of insurance business it is authorized to transact so that it may begin writing residential mortgage guaranty insurance in those states. In addition, among other things, before PMAC can begin writing new business, the GSEs must approve PMAC as an authorized issuer of mortgage insurance. On February 12, 2010, Fannie Mae approved PMAC as a direct issuer of mortgage guaranty insurance. Fannie Mae’s approval is effective until December 31, 2011 and is subject to a number of detailed conditions and restrictions applicable to PMI, PMAC and The PMI Group, including limitations as to the jurisdictions, volume and types of new business PMAC may write and in the event that the PMI Group or PMI raises external capital. For detailed disclosure of the terms of Fannie Mae’s approval, see the Company’s Current Report on Form 8-K dated February 10, 2010. PMAC is currently in negotiations with Freddie Mac about becoming an eligible insurer under Freddie Mac’s criteria. Part of PMAC’s capitalization will be in the form of a surplus note issued to MIC, the final terms of which are subject to the approval of the Arizona Department of Insurance. There can be no assurance that we will be able to effectuate our plan to allow PMAC to write new insurance in states in which PMI would be prohibited from writing new business. In the event PMI is prohibited from writing new business in certain states, there is no assurance that PMAC would be able to obtain, or timely obtain, the appropriate insurance licenses in all applicable states. In addition, certain customers may choose not to purchase mortgage insurance from us in any state in the event that we cannot offer mortgage insurance through the combined companies in all fifty states.

Other risks and uncertainties are discussed in our SEC filings, including in Item 1A of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, and our Annual Report on Form 10-K for the year ended December 31, 2008. We undertake no obligation to update forward-looking statements.

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